EXHIBIT 1

Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-35048) pertaining to the Greif 401(k) Retirement Plan of our report dated June 3, 2005, with respect to the financial statements and schedule of the Greif 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Columbus, Ohio

June 28, 2005

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